Exhibit 99.1

MDI ANNOUNCES NEW CHIEF FINANCIAL OFFICER, NEW CHIEF TECHNOLOGY OFFICER AND
THE RESIGNATION OF CERTAIN MEMBERS OF THE BOARD OF DIRECTORS

SAN ANTONIO, TEXAS, September 28, 2009, MDI, Inc.  (Pink Sheets: MDIZ), announced today that it has appointed Lori Jones as Chief Financial Officer and Rod Wallace as Chief Technology Officer effective immediately. “We welcome Ms. Jones and Mr. Wallace to the MDI Team, their reputation for excellence in addition to their integrity, experience and dedication will serve as a solid basis to support MDI’s international growth strategy” said Swaraj Bontula, CEO.

Ms. Jones founded JJM Consulting in April 2008, a boutique financial consulting firm that provides clients with practical and immediate leadership in accounting and finance disciplines, including service as CFO to Issuer Direct (OTCBB: ISDR).  Ms. Jones previously served as Chief Financial Officer of MDI, Inc. in February and March 2008.   She currently serves on the Board of Directors and as Chairman of the Audit Committee of Axion International Holdings, Inc. (OTCBB: AXIH).  She served as CEO and CFO of Analytical Surveys, Inc., a publicly held energy and geo-spatial mapping company from January 2003 until March 2008, at which time Axion acquired a controlling interest in the company.   Ms. Jones was previously a partner with Tatum CFO Partners LLP, a financial consulting company, where she provided senior financial advice to both small and medium-size firms.  She holds an M.B.A. from the University of Texas at San Antonio.

Mr. Wallace most recently served as the Voice Security and IP Trunking business leader under the Enterprise Solutions Global Services Organization at Nortel Networks Corp. Mr. Wallace has held a variety of positions at Nortel since 1991, including heading the Global Network and Physical Security Professional Services practice, serving both telecom and enterprise customers. During his 19-year tenure at Nortel, Mr. Wallace also held a variety of leadership positions in Advanced Technology and Product R&D. Prior to joining MDI, Inc., Mr. Wallace served as the Nortel Board member of SecureInfo Corp., a private company based in San Antonio, Texas.

On Friday September 25, 2009, MDI filed an information statement with the SEC pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, whereby, James Collier Sparks, James Power, Peter Knepper, and Carlo Loi have agreed to resign from the MDI Board of Directors effective 10 days from the date of filing and transmission to the stockholders.

About MDI

MDI, Inc. (MDIZ) is a global technology and electronic security provider focused on providing critical infrastructure solutions to international governments, public safety and global commercial enterprise clients.  With the acquisition of Almana Networks International (“ANI”) MDI is currently serving customers in the Middle East and India.  MDI is a hybrid integrator capable of delivering integrated security solutions (access, video, fire, alarm); door security solutions (locks, hardware); enterprise communication systems (VOIP, wireless, cellular); enterprise software solutions (ERP, CRM, HR); and high-technology infrastructure design, network integration (wired and wireless) coupled with expert maintenance.  MDI’s principal offices are located at 835 Proton, San Antonio, Texas 78258.

Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.